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                                                                EXHIBIT 10.4


                                     NOTE

$15,000,000                                             July 8, 1996

        FOR VALUE RECEIVED, the undersigned (the "Borrower") absolutely and unconditionally promises to pay to the order of THE FIRST NATIONAL BANK OF BOSTON ("Payee") at the head office of BayBank, N.A., as Agent at 175 Federal Street, Boston, Massachusetts 02110:

        (a) on the Maturity Date, the principal amount of Fifteen Million Dollars ($15,000,000) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Payee to the Borrower pursuant to the Revolving Credit Agreement dated as of July 8, 1996 (as amended or supplemented from time to time, the "Revolving Credit Agreement") by and among the Borrower and the Lenders (as defined therein); and

        (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such prinicpal amount is paid in full, at the times and at the rates provided in the Revolving Credit Agreement.

        This Note evidences borrowings under, is subject to the terms and conditions of and has been issued by the Borrower in accordance with the terms of the Revolving Credit Agreement and is one of the Notes referred to therein. The Payee and any holder hereof is entitled to the benefits and subject to the conditions of the Revolving Credit Agreement and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

        All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Revolving Credit Agreement.

        The Borrower has the right in certain circumstances and the obligation under certain other circumstances to repay or prepay the whole or part of the principal of this Note on the terms and conditions specified in the Agreement.

        If any Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accured thereon may become or be declared due and payable in the manner and with the effect provided in the Revolving Credit Agreement.

        The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notice in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any



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substitution, exchange or release of collateral and to the addition or release of any other party or Person primarily or secondarily liable.

        This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with such laws (without regard to conflicts of laws rules).

        IN WITNESS WHEREOF, the Borrower has caused this Note to be signed under seal by its duly authorized officer as of the day and year first above written.

                                        MICROCOM, INC.


                                        By:
                                           --------------------------------
                                           Title: